UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 2, 2016

Diamond Resorts International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35967	46-1750895
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10600 West Charleston Boulevard, Las Vegas, Nevada		89135
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 702-684-8000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously disclosed on June 29, 2016 in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Diamond Resorts International, Inc., a Delaware corporation (the “Company”), the Company is party to an Agreement and Plan of Merger, dated as of June 29, 2016, by and among the Company, Dakota Parent, Inc., a Delaware corporation (“Parent”) and Dakota Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, on September 2, 2016, Merger Sub merged with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Parent (the “Merger”). Parent and Merger Sub are affiliates of certain funds managed by affiliates of Apollo Global Management, LLC (together with its consolidated subsidiaries, “Apollo”).

Item 2.01.	Completion of Acquisition or Disposition of Assets

Pursuant to the Merger Agreement, on July 14, 2016, Merger Sub commenced a tender offer (the “Offer”) to acquire all of the outstanding shares of common stock, par value $0.01 per share, of the Company (“Shares”) for $30.25 per Share, net to the seller in cash (the “Offer Price”), without interest and subject to any withholding taxes, on the terms and subject to the conditions set forth in the Offer to Purchase, dated July 14, 2016 (as amended or supplemented), and the related Letter of Transmittal.

The Offer expired at 5:00 P.M., New York City time, on September 1, 2016 (the “Expiration Time”). The Continental Stock Transfer & Trust, the depositary and paying agent in the Offer (the “Depositary and Paying Agent”), advised Merger Sub that, as of the Expiration Time, a total of 56,675,355 Shares had been validly tendered and not withdrawn pursuant to the Offer (excluding Shares tendered pursuant to guaranteed delivery procedures that had not yet been received, as defined by Section 251(h)(6) of the General Corporation Law of the State of Delaware (the “DGCL”)), representing approximately 81.26% of the outstanding Shares. As a result, all conditions to the Offer were satisfied and on September 2, 2016, Merger Sub accepted for payment (such time of acceptance for payment, the “Acceptance Time”) all such Shares validly tendered and not withdrawn pursuant to the Offer on or prior to the Expiration Time, and payment for such Shares was made on September 2, 2016 to the Depositary and Paying Agent, which will act as agent for tendering stockholders for the purpose of receiving payments for tendered Shares and transmitting such payments to tendering stockholders whose Shares have been accepted for payment, in accordance with the terms of the Offer. The Depositary and Paying Agent also advised Parent and Merger Sub that, as of the Expiration Time, it received Notices of Guaranteed Delivery with respect to 4,523,247 additional Shares, representing approximately 6.49% of the outstanding Shares.

On September 2, 2016, pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the DGCL, Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation (the “Merger”). Upon consummation of the Merger, the Company became a wholly owned subsidiary of Parent. The Merger was effected without a vote of the Company stockholders pursuant to Section 251(h) of the DGCL. At the effective time of the Merger (the “Effective Time”), each Share issued and outstanding immediately prior to the Effective Time (other than shares owned by (i) Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent, (ii) the Company or any direct or indirect wholly owned subsidiary of the Company or (iii) stockholders who have validly submitted and not lost, withdrawn or otherwise forfeited a demand for appraisal rights under Delaware law) was automatically cancelled and converted into the right to receive an amount in cash equal to the Offer Price (without interest and subject to any applicable withholding taxes).

The aggregate purchase price paid for all equity securities of the Company was approximately $2.2 billion. The aggregate purchase price and related fees and expenses were funded by proceeds from debt financing, as well as by equity contributions from certain funds affiliated with Apollo.

The foregoing summary description of the Merger Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on June 29, 2016, and is incorporated by reference into this Item 2.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the consummation of the Merger, on September 2, 2016, the Company notified the New York Stock Exchange (the “NYSE”) of the consummation of the Merger and requested that the NYSE file with the SEC an application on Form 25 to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended. Trading of the Shares on the NYSE was suspended prior to the opening of trading on September 2, 2016. The NYSE filed the Form 25 with the SEC on September 2, 2016. The Company intends to file with the SEC a Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requesting the deregistration of Company’s common stock under Section 12(g) of the Exchange Act and suspending the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders

The information set forth in Item 2.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Change in Control of Registrant

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the completion of the Offer, a change of control of the Company occurred at the Acceptance Time. Upon the consummation of the Merger, the Company became a wholly owned subsidiary of Parent.

On September 2, 2016, (i) pursuant to the Merger Agreement in connection with the Merger, the directors of Merger Sub (the “Post-Closing Directors”) became the directors of the Company in lieu of the Company’s existing directors and (ii) in accordance with the Company’s bylaws and Section 141(k) of the DGCL, following the effectiveness of the Merger, Parent, the sole stockholder of the Company, removed the Post-Closing Directors and elected David Palmer, Alan Bentley and Howard Lanznar to the Board of Directors of the Company, effective immediately.

As disclosed in the Company’s definitive proxy statement in connection with the Company’s 2016 Annual Meeting of Stockholders (the “2016 Proxy Statement”), prior to the Merger, Mr. Palmer was the Company’s President, Chief Executive Officer and member of the Board, Mr. Bentley was the Company’s Executive Vice President and Chief Financial Officer and Mr. Lanznar was the Company’s Executive Vice President and Chief Administrative Officer. Following the Merger, Mr. Palmer will continue to serve as the Company’s President and Chief Executive Officer and will continue to serve as a member of the Board, Mr. Bentley will continue to serve as the Company’s Executive Vice President and Chief Financial Officer and will serve as a member of the Board, and Mr. Lanznar will continue to serve as the Company’s Executive Vice President and Chief Administrative Office and will serve as a member of the Board. Each of Messrs. Palmer, Bentley and Lanznar is also currently a director and an officer of certain of the Company’s subsidiaries.

Other than disclosed under the caption “Certain Relationships and Related Transactions” in the 2016 Proxy Statement, none of Messrs. Palmer, Bentley and Lanznar has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Palmer has served as the Company’s Chief Executive Officer since 2013. Prior to that, Mr. Palmer served as President of Diamond LLC from September 2010 until the merger of Diamond LLC with and into the Company in July 2013. Mr. Palmer has over 25 years of experience as a private equity/financial professional. Mr. Palmer served as a managing director of Trivergance, LLC from its formation in June 2006 to July 2010. From September 2002 to December 2006, he served as a member of Onyx Capital Ventures, LLC, a private equity firm and minority business enterprise that specialized in investing in middle-market minority business enterprises. Mr. Palmer received an A.B. in Physical Chemistry from Hamilton College and an M.B.A. from the J.L. Kellogg Graduate School of Management at Northwestern University.

Mr. Bentley has served as the Company’s Chief Financial Officer since 2013. Prior to that, Mr. Bentley served as Executive Vice President and Chief Financial Officer of Diamond LLC from January 1, 2013 until the merger of Diamond LLC with and into the Company in July 2013. Until December 2014, Mr. Bentley was also a partner at Mackinac Partners, LLC, a financial advisory firm, which provided services to Diamond LLC from April 2007 until the merger of Diamond LLC with and into the Company in July 2013, and now provides services to the Company. Mr. Bentley has over 30 years of broad-based business experience, with extensive expertise in the areas of corporate restructuring, business management and strategic planning, complex financing transactions, capital formation, mergers and acquisitions, and financial reporting. Mr. Bentley received a B.S. in Accounting from Western Kentucky University. Mr. Bentley is a Certified Public Accountant.

Mr. Lanznar has served as the Company’s Executive Vice President and Chief Administrative Officer since 2013. Mr. Lanznar joined Diamond LLC in September 2012, was its Executive Vice President and Chief Administrative Officer until the merger of Diamond LLC with and into the Company in July 2013. Through August 2014, Mr. Lanznar was a partner of Katten Muchin Rosenman LLP, with which he has been associated for over 30 years (previously serving as Chair of that firm’s National Corporate Practice), and he is now Of Counsel at that firm. He has also served as general counsel of Fruit of the Loom, Inc., an international apparel company. Preceding his legal career, he worked in marketing management for the Procter & Gamble Company. Mr. Lanznar received a B.A. in Philosophy from Amherst College, where he was elected to Phi Beta Kappa, and a law degree from the University of Chicago Law School, where he was a member of The University of Chicago Law Review.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors; Election of Directors

The information in connection with the removal and election of directors set forth under Item 5.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.02.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the Company’s certificate of incorporation and bylaws were amended and restated in their entirety. Copies of the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein.

Item 8.01.	Other Events.

On September 2, 2016, the Company issued a press release announcing the closing of the Merger. A copy of the press release is furnished as Exhibit 99.1 hereto. Such press release shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. The information in this Item 8.01, including Exhibit 99.1, shall not be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 29, 2016, by and among Diamond Resorts International, Inc., Dakota Parent, Inc. and Dakota Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Diamond Resorts International, Inc. on June 29, 2016).

3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated Bylaws of the Company.

99.1	Press Release, dated September 2, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND RESORTS INTERNATIONAL, INC.

Date: September 2, 2016

/s/ Jared T. Finkelstein
Name: Jared T. Finkelstein
Title: Senior Vice President-General Counsel and Secretary

INDEX OF EXHIBITS

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 29, 2016, by and among Diamond Resorts International, Inc., Dakota Parent, Inc. and Dakota Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Diamond Resorts International, Inc. on June 29, 2016).

3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated Bylaws of the Company.

99.1	Press Release, dated September 2, 2016.